                                                                    EXHIBIT 99.1

(BAKER LOGO)
--------------------------------------------------------------------------------
                                                                    NEWS RELEASE

                                              CONTACT: David Higie
                                              PHONE:   (412) 269-6449
                                              RELEASE: Immediate (Nov. 17, 2005)

      BAKER REPORTS PRELIMINARY FINANCIAL RESULTS FOR FIRST NINE MONTHS OF
                2005; REVENUES INCREASE APPROXIMATELY TEN PERCENT

         PITTSBURGH -- Michael Baker Corporation (the "Company") (Amex:BKR) today reported its preliminary and unaudited financial results for the first nine months of 2005 compared to the actual and reported results, prior to any restatement, for the same period in 2004. The Company is providing these preliminary results in an effort to keep its shareholders informed about the performance of the Company while it works to complete its delayed filings with the Securities and Exchange Commission for its Quarterly Report on Form 10-Q for the second quarter ending June 30, 2005, and its Quarterly Report on Form 10-Q for the period ending Sept. 30, 2005. The Company previously disclosed in a news release dated August 10, 2005, that its Form 10-Q for the second quarter would be delayed and the reasons for the delay.

         For the first nine months of 2005, the Company's total contract revenues were approximately $435 million and diluted net income per share is expected to be in the range of $1.05 to $1.15. This compares to total contract revenues of $396 million and earnings per diluted common share of $1.18 for the first three quarters of 2004.

         Revenues in the engineering business increased approximately 16 percent from the year-ago nine-month period, while revenues in the energy business were basically equal to the first nine months of 2004.

         The Company had a charge of approximately three cents per diluted common share for goodwill impairment and damage to assets owned by an unconsolidated subsidiary as a result of the hurricanes in the Gulf of Mexico during the third quarter.

         The Company had a cash balance of approximately $20 million at September 30, 2005, compared to $15 million on December 31, 2004.

         The Company cautions that all of these results are preliminary and subject to change, possibly materially, following the completion and analysis of the year-to-date financial statements for 2005, and the potential for the restatement of the financial statements for the fiscal years ending December 31, 2004, 2003 and 2002. After the completion of additional analysis, the Company believes that the magnitude of any necessary adjustments, if not restated in these prior periods, could have a significant material impact on the Company's financial statements for the first nine months of 2005. In addition, because the Company has not yet reported its results for the quarters ended June 30, 2005, or September 30, 2005, these periods remain open to the potential effect of subsequent events which may occur after the current date and before the Company reports its results for such periods. Finally, the Company reiterates that the above preliminary and unaudited financial information does not represent all of the information that would normally be included in a Quarterly Report on Form 10-Q with respect to the Company's financial results.

                                    - more -

ADD ONE - BAKER REPORTS PRELIMINARY FINANCIAL RESULTS

         Michael Baker Corporation (Amex:BKR) provides engineering and operations and maintenance services for its clients' most complex challenges worldwide. The firm's primary practice areas are aviation, environmental, facilities, geospatial information technologies, linear utilities, transportation, water/wastewater, and oil & gas. With more than 4,500 employees in over 40 offices across the United States and internationally, Baker is focused on providing services that span the complete life cycle of infrastructure and managed asset projects.

(The above information includes certain forward-looking statements concerning future operations and performance of the Company. Forward looking statements are subject to market, operating and economic risks and uncertainties that may cause the Company's actual results in future periods to be materially different from the performance suggested above. Factors that may cause such differences include, among others: increased competition; increased costs; changes in general market conditions; changes in industry trends; changes in the regulatory environment; changes in the Company's relationship and/or contracts with FEMA; changes in anticipated levels of government spending on infrastructure, including TEA-21; changes in loan relationships or sources of financing; changes in management; changes in information systems; and costs to comply with the requirements of the Sarbanes-Oxley Act of 2002; late SEC filings; and the possibility for restatement of financial results. Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.)


                                     # # # #